UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2017

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2017, ESI Leasing, LLC (“ESI Leasing”), a wholly owned subsidiary of Electro Scientific Industries, Inc. (the “Company”), entered into a loan agreement (the “Loan Agreement”) with First Technology Federal Credit Union (the “Lender”). The Loan Agreement provides for a term loan from the Lender to ESI Leasing in the principal amount of $14,000,000 (the “Loan”).

In connection with the Loan, the Company contributed to ESI Leasing the real property, improvements and related property located at 13900 and 14000 NW Science Park Drive, Portland, Oregon 97229 (the “Property”), which is where the Company’s headquarters and principal executive offices are located. ESI Leasing executed a Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing (the “Deed of Trust”) pursuant to which ESI Leasing granted to WFG National Title Insurance Company, as trustee, for the benefit of the Lender, a security interest in all or substantially all of ESI Leasing’s assets, including the Property; buildings, other improvements, and fixtures located on the Property; and related real and personal property, including the Lease and other leases and accounts related to the Property.

In addition, in connection with the Loan, on January 9, 2017, ESI Leasing and the Company entered into a Lease (the “Lease”) pursuant to which ESI Leasing leased the Property to the Company. The lease is a “net” lease and provides, among other things, that the Company shall (i) pay monthly base rent (ii) pay real property taxes and assessments, liability and property insurance premiums, and utility expenses with respect to the Property, and (iii) keep the Property in good working repair, operating condition, working order and appearance, and make all necessary repairs and replacements necessary to that end, at the Company’s expense.

The interest rate of the Loan is fixed at 4.75% per annum, except that it may be increased if certain covenants under the Loan Agreement are not satisfied and after and during the continuation of an “Event of Default” as defined in the Loan Agreement. The loan amortizes over a period of approximately 20 years, but the maturity date of the loan is January 1, 2027, meaning that, if ESI Leasing does not prepay or refinance the Loan, a significant portion of the principal of the Loan will become due on January 1, 2027. ESI Leasing will pay monthly principle and interest payments on the Loan totaling annual amount $1,085,802.

The Loan Agreement provides that ESI Leasing and the Company must comply with certain financial covenants, including (among others) that: (i) ESI Leasing must maintain a “Debt Service Coverage Ratio” (as defined in the Loan Agreement) and (ii) ESI Leasing and the Company shall, on a combined basis, maintain “Liquid Assets” (as defined in the Loan Agreement) in the amount of $15,000,000, calculated on a quarterly basis.

Events of Default under the Loan Agreement and the Deed of Trust include, among others, the following (with capitalized terms having the meanings ascribed to them in the Loan Agreement):

1.if the financial covenants described above are breached and ESI Leasing is unable to cure the breach within any applicable notice and cure periods provided for in the Loan Agreement;

2.if any monthly Debt Service or monthly deposit of Reserve Funds is not paid when due and the failure continues for three Business Days or the payment due on the Maturity Date is not paid when due;

3.if any Taxes or Other Charges are not paid when due and the failure continues for ten Business Days after the earlier of knowledge of ESI Leasing or written notice from the Lender;

4.if the insurance policies required under the Loan Agreement are not kept in full force and effect;

5.if ESI Leasing commits, permits or suffers a Transfer (which includes, among other things, (i) any sale, transfer, lease or conveyance of any interest of ESI Leasing, legal or equitable, of ESI Leasing of fixtures outside of ESI Leasing’s ordinary course of business and (ii) any change in the ownership in ESI Leasing or in the Company (except for, so long as the Company remains a publicly traded company with shares traded on a nationally recognized stock exchange, sales, transfers and other conveyances of direct and indirect interests in the Company);

6.if ESI Leasing is in default beyond any applicable cure periods under any agreement (other than the Loan Documents) creating a Lien on the Property or any part thereof and the holder of the Lien commences enforcement proceedings in respect thereof;

7.if there occurs a payment default or other event of default under the Loan and Security Agreement, dated March 15, 2015, between Silicon Valley Bank, as lender, and the Company, as the same may be amended, restated or replaced, and, after the expiration of any notice or cure periods provided for thereunder, Silicon Valley Bank accelerates the repayment of the Company’s indebtedness and terminates its commitments to lend to the Company thereunder; and

8.if ESI Leasing or the Company is in material default under the Lease or the Lease is terminated or modified without the Lender’s prior written consent.

In addition, in connection with the Loan, the Company executed an Unconditional Guaranty of Payment with Lender (the “Guaranty”) pursuant to which the Company guaranteed all of ESI Leasing’s obligations under the Loan Agreement, including ESI Leasing’s obligations to repay the Loan. The Company’s obligations under the Guaranty are unsecured.

The Loan Agreement and the Deed of Trust provide that upon the occurrence of an Event of Default, unless it is subsequently waived in writing by the Lender, the Lender may, among other remedies, declare the entire outstanding principal balance of the Loans to be immediately due and payable.

The foregoing descriptions of or references to the Loan Agreement, the Lease, the Deed of Trust and the Guaranty are qualified in their entirety by reference to the full text of the Loan Agreement, the Lease, the Deed of Trust, and the Guaranty, which are filed as Exhibits 10.1, 10.3, 10.4, and 10.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein. A copy of the promissory note evidencing the Loan is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.02    Results of Operations and Financial Condition
On January 10, 2017, Electro Scientific Industries, Inc. (the “Company”) announced its preliminary orders and cash position for the third quarter of 2017. The Company’s press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)    The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

10.1	Loan Agreement, dated January 9, 2017, between ESI Leasing, LLC and First Technology Federal Credit Union
10.2	Promissory Note, dated January 9, 2017, by ESI Leasing, LLC in favor of First Technology Federal Credit Union
10.3	Lease, dated January 9, 2017, between ESI Leasing, LLC and Electro Scientific Industries, Inc.
10.4
Deed of Trust, Assignment of Leases and Rents, Security Agreement, and Fixture Filing, dated January 9, 2017, by ESI Leasing, LLC in favor of WFG National Title Insurance Company, as trustee, for the benefit of First Technology Federal Credit Union

10.5	Unconditional Guaranty of Payment, dated January 9, 2017, by Electro Scientific Industries, Inc. in favor of First Technology Federal Credit Union
99.1	Press release dated January 10, 2017

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2017

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration,
Chief Financial Officer and Secretary